ANADIGICS ANNOUNCES THIRD QUARTER 2009 RESULTS

Quarterly Net Sales of $36.7 Million up 16.7% Sequentially;  Non-GAAP Loss was ($0.10)

WARREN, N.J., October 27, 2009—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported third quarter 2009 net sales of $36.7 million, an increase of 16.7% sequentially and a decrease of 36.8% from the third quarter of 2008.  As of October 3, 2009, cash, cash equivalents and short and long-term marketable securities totaled $123.4 million.  On October 15, 2009, the Company repaid $38.0 million upon the maturity of our Convertible Notes.

GAAP net loss for the third quarter of 2009 was $12.9 million, or ($0.21) per share. Non-GAAP net loss for the third quarter of 2009 was $6.4 million, or ($0.10) per share.  Non-GAAP financial measures exclude charges of $3.9 million or ($0.06) per share associated with a settlement on October 26, 2009 of a commercial dispute with a customer, $2.9 million, or ($0.05) per share associated with stock-based compensation and a tax refund of $0.3 million.  The details of the Non-GAAP adjustments are available in the accompanied financial schedules.

“Our positive third quarter results are evidence of the successful execution on our stated business initiatives, resulting in revenue and non-GAAP loss per share exceeding our guidance.  Our revenue during the quarter benefited from continued growth in our 3G wireless products as well as an earlier than expected recovery in both our cable TV and WLAN revenue.” remarked Mario Rivas, President and Chief Executive Officer of ANADIGICS.  “Our commitment to operational excellence has enabled us to maintain high performance metrics at our Fab in Warren, NJ.  We recently announced our foundry agreement with WIN Semiconductors, which is a key element of our hybrid manufacturing strategy and is expected to provide expanded production capabilities by the fourth quarter 2010 to ensure fulfillment of future demand. Additionally, with an unprecedented number of new products in our development pipeline, I am confident that we are well positioned for growth in the coming year.”

Outlook for the Fourth Quarter 2009

Net sales for the fourth quarter of 2009 are estimated to increase sequentially over the third quarter of 2009 by approximately 5% to 8%.  Net loss per share on a GAAP basis for the fourth quarter is expected to be approximately ($0.16) to ($0.18).  Non-GAAP loss per share, excluding non-cash stock compensation and management separation expense, is expected to be approximately ($0.08) to ($0.10).

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring charges, impairment of marketable securities, the refund of certain R&D tax credits and non-comparative charges in 2008 and 2009 resulting from the settlement of a commercial dispute with a customer, management separations, cancelations and impairments on equipment and inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.   The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 800-642-1687 conference ID 34535466 (available until November 3, 2009).

Recent Highlights

October 26, 2009 – ANADIGICS New 4G Power Amplifier Delivers Superior Performance for Rapidly-Growing Mobile WiMAX Marketplace
October 7, 2009 - ANADIGICS Expands Global Presence with New Tokyo, Japan Sales Office
October 5, 2009 - ANADIGICS and WIN Semiconductors Announce Strategic Foundry Relationship
September 1, 2009 - ANADIGICS’ New EDGE Power Amplifier Delivers 3G Performance with Superior Efficiency
August 25, 2009 - Intermec Leverages ANADIGICS’ HELP3™ Power Amplifiers for WAN 3.75G Radio in new CN50 Rugged Mobile Computer
July 29, 2009 - ANADIGICS Launches Traditional and Simplified Chinese Websites

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About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008

Net sales	$36,716	$58,065	$98,674	$212,927
Cost of sales	32,246	44,790	90,194	143,127
Gross profit	4,470	13,275	8,480	69,800
Research and development expenses	11,025	12,931	33,026	42,059
Selling and administrative expenses	6,315	14,576	20,085	32,897
Restructuring charge	-	-	2,598	-
Operating loss	(12,870)	(14,232)	(47,229)	(5,156)
Interest income	184	978	1,030	4,197
Interest expense	(584)	(592)	(1,766)	(1,774)
Other income (expense)	89	(1,622)	(1,456)	(2,758)
Loss before income taxes	(13,181)	(15,468)	(49,421)	(5,491)
Benefit from income taxes	(321)	-	(321)	-
Net loss	$(12,860)	$(15,468)	$(49,100)	$(5,491)

Net loss per share
Basic	$(0.21)	$(0.26)	$(0.79)	$(0.09)
Diluted	$(0.21)	$(0.26)	$(0.79)	$(0.09)

Basic shares outstanding	62,617	60,509	62,189	59,949
Basic & dilutive shares outstanding	62,617	60,509	62,189	59,949

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(12,860)	$(15,468)	$(49,100)	$(5,491)
Stock compensation expense
Cost of sales	601	822	1,943	2,574
Research and development	1,167	1,470	3,715	5,271
Selling and administrative	1,144	1,567	3,832	5,361
Other non-GAAP adjustments
Cost of sales (1)	3,879	4,216	5,289	4,216
Selling and administrative (2)	-	5,729	-	5,729
Auction rate securities (recovery) impairment	(35)	1,627	1,530	3,064
Restructuring charge	-	-	2,598	-
Benefit from income taxes	(321)	-	(321)	-
Non-GAAP net (loss) income	$(6,425)	$(37)	$(30,514)	$20,724

Non-GAAP (loss) earnings per share *
Basic	$(0.10)	$-	$(0.49)	$0.35
Diluted	$(0.10)	$-	$(0.49)	$0.35

(*) Calculated using related GAAP shares outstanding

(1) Three and nine months ended October 3, 2009 include $3,879 for the October 26, 2009 settlement of a commercial dispute with a customer. The nine months ended October 3, 2009 also includes $1,410 inventory reserves charge for products with reduced demand recorded in first quarter of 2009. Three and nine months ended September 27, 2008 included manufacturing equipment purchase cancellation charges of $1,860 (primarily cash), a non-cash write down of certain manufacturing assets held for sale of $849, inventory reserves for products with lower demand of $1,210 and separation and related costs.
(2) Three and nine months ended September 27, 2008 included separation and transition costs of $5,729 related to CEO resignation ($3,539 cash; $2,190 non-cash).

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	October 3, 2009	December 31, 2008
Assets	Unaudited

Current assets:
Cash and cash equivalents	$115,025	$123,552
Marketable securities	-	13,340
Accounts receivable	23,224	25,384
Inventory	21,465	33,578
Prepaid expenses and other current assets	3,892	3,121
Total current assets	163,606	198,975

Marketable securities	8,410	8,832
Plant and equipment, net	86,041	95,671
Other assets	282	299
	$258,339	$303,777

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$12,758	$18,267
Accrued liabilities	11,105	13,203
Accrued restructuring costs	184	1,165
Convertible notes	38,000	38,000
Total current liabilities	62,047	70,635

Other long-term liabilities	4,368	3,134

Stockholders’ equity	191,924	230,008
	$258,339	$303,777

* The condensed balance sheet at December 31, 2008 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.